EXHIBIT 99.1


                                                         Contact:  Mitch Francis
                                                               Cinema Ride, Inc.
                                                                    818/761-1002

For Immediate Release

Cinema Ride, Inc. Has Instituted Suit Against its Tickets2Nite, LLC. Partner

STUDIO CITY, CALIFORNIA -- December 31, 2002 -- Cinema Ride, Inc. (OTCBB:
MOVE) disclosed today that on December 24, 2002, it instituted suit against its partner, Entasis, LLC. in Clark County, Nevada District Court.

The lawsuit relates to matters concerning management and funding of the joint venture. As this litigation is in the early stages, the Company is unable to predict the resolution of this action.

The new business venture, Tickets2Nite, sells tickets to Las Vegas shows at half-price on the same day of the performance. Cinema Ride owns fifty percent of the venture and oversees the day-to-day operations. Tickets2Nite opened in early November. The Company's ticket booth is located adjacent to the giant Coke bottle on the Las Vegas Strip, and is operated under the name Coca-Cola Tickets2Nite. The concept of same day, half-price tickets is a successful, well-established institution in New York City's Times Square. Based on the initial results, the Company believes that the venture, if the management and funding issues are resolved, has the potential to contribute in a material way to the financial results of Cinema Ride.

In addition to the Company's Tickets2Note venture, Cinema Ride, Inc. develops, owns and operates motion simulation theater attractions at leading destination tourist sites in the United States and Canada.


Cautionary Statement Pursuant to Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995:

This news release contains "forward-looking" statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. The forward-looking statements in this news release are subject to risks and uncertainties that could cause actual results to differ materially from those results expressed in or implied by the statements contained herein. The Company undertakes no obligations to revise or update any forward-looking statements contained herein in order to reflect events or circumstances that may arise after the date of this news release.